Press Release

FOR IMMEDIATE RELEASE

AMERICAN MOLD GUARD, INC. HOLDS ANNUAL MEETING OF STOCKHOLDERS

San Juan Capistrano, CA - (PrimeNewswire)- June 5, 2007 - American Mold Guard, Inc. (NASDAQ:AMGI), the industry leader in the field of antimicrobial surface treatment services, held its 2007 annual meeting of stockholders on Friday, June 1, 2007. At the annual meeting, the following individuals were elected to serve as directors of the company until the next annual meeting: Thomas Blakeley, Frank Brandenberg, James Crofton, John W. Martin and Robert Simplot. Additionally, stockholders ratified the appointment of Haskell & White LLP as the company's independent registered public accounting firm for the year ending December 31, 2007 and approved an amendment to the company's Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,074,845.

Copies of the company's Notice of Annual Meeting and definitive Proxy Statement which detail each of the proposals voted upon, ratified and approved by the stockholders at the annual meeting are available at the Securities and Exchange Commission's website at http://www.sec.gov.

About American Mold Guard:

American Mold Guard, Inc. (Nasdaq:AMGI), founded in 2002, is the industry leader in the field of antimicrobial surface treatment services. Its services are primarily focused on the real estate construction industry in California, Texas, Louisiana, Mississippi, Florida, North Carolina and South Carolina, with active expansion throughout the United States. Its customers include many of the largest national and regional homebuilders. Visit: www.americanmoldguard.com.

For Further Information:

RedChip.

Sanford Diday

1-800-733-2447

sanford@redchip.com

www.RedChip.com

Anne Steinberg or Jason Howard

Kitchen Public Relations

212-687-8999

anne@kitchenpr.com or jbriggs@kitchenpr.com

At the Company: Investor Relation Contact

Paul Bowman
Chief Financial Officer
(949) 240-5144
pbowman@americanmoldguard.com